EXHBIIT 23.1




                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement (No. 333-______) of Medix Resources, Inc. on Form S2 of our reported dated April 12, 1999 (except for Note 12 as to which the date is June 11, 1999), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.



                                   /s/ Ehrhardt Keefe Steiner & Hottman PC
                                       Ehrhardt Keefe Steiner & Hottman PC

March 7, 2000
Denver, Colorado